SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

March 10, 2003
Date of Report (date of earliest event reported)

SmarTire Systems Inc.
(Exact Name of Registrant as Specified in its Charter)

British Columbia	0-24209	N/A
(State or Other Jurisdiction	(Commission Number)	(IRS Employer
of Incorporation)		Identification No.)

#150 - 13151 Vanier Place, Richmond, British Columbia, V6V 2J1
(Address of principal executive offices)

(604) 276-9884
(Registrant's telephone number, including area code)

1

ITEM 5. OTHER EVENTS

Reference is made to the press release of the Registrant, issued and disseminated on January 10, 2003, announcing the completion of new financing arrangements by the Registrant pursuant to Regulation S. The press release was issued pursuant to Rule 135c promulgated under the Securities Act of 1933.

SmarTire Systems Inc. announces that it has signed an Extension and Settlement Agreement with TRW Automotive that reinstates SmarTire's right and royalty free access to TRW patents granted under the License Agreement dated August 31, 2001. TRW and SmarTire agree that the license granted to SmarTire under the License Agreement is in full force and effect and the License Agreement is in good standing, subject to SmarTire completing payment of the outstanding balance of US$850,000 owed by June 1, 2003. One exception is that indefinite and royalty free access to patents has been approved by TRW for one specific SmarTire contract opportunity.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

99.1 Press release issued by the Registrant on March 10, 2003

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTIRE SYSTEMS INC.

By /s/ Jeff Finkelstein
Jeff Finkelstein, C.A.
Chief Financial Officer

Dated: March 11, 2003

3

NEWS RELEASE - March 10, 2003
Email: investor_relations@smartire.com
Contact: Susan Mader
1.800.982.2001

SmarTire Signs Extension and Settlement Agreement With TRW

RICHMOND, BRITISH COLUMBIA, CANADA - March 10, 2003 - SmarTire Systems Inc. (Nasdaq: SMTR) announces that it has signed an Extension and Settlement Agreement with TRW Automotive that reinstates SmarTire's right and royalty free access to TRW patents granted under the License Agreement dated August 31, 2001. TRW and SmarTire agree that the license granted to SmarTire under the License Agreement is in full force and effect and the License Agreement is in good standing, subject to SmarTire completing payment of the outstanding balance of US$850,000 owed by June 1, 2003. One exception is that indefinite and royalty free access to patents has been approved by TRW for one specific SmarTire contract opportunity.

Subject to settlement of the TRW debenture by June 1, 2003, SmarTire has the right to use these TRW patents in current and future tire monitoring systems for both automotive original equipment manufacturers (OEM) and aftermarket applications. The specific TRW patent used in SmarTire product offerings relates to the use of a motion detector or accelerometor to detect movement of the vehicle tire, and to put the sensor into different operating modes for power management. The technology described in this patent is an integral part of the specifications required by a majority of automotive manufacturers.

"SmarTire has been aggressively pursuing opportunities in the OEM marketplace as a result of the TREAD Act," says Erwin Bartz, Director of Technical Operations at SmarTire Systems. "The TRW patents complement SmarTire's strong portfolio of intellectual property."

SmarTire is a pioneer and market leader in the development of direct measurement tire monitoring technology for all sectors of the automotive and transportation industries. With the U.S. National Highway Traffic Safety Administration (NHTSA) rulemaking that requires the installation of tire pressure monitoring systems in all passenger vehicles and light trucks beginning November 1, 2003, there is substantial market potential for SmarTire technologies and products, in North America, Europe, and Asia.

Incorporated in 1987, SmarTire is a public company with offices in North America and Europe. Additional information can be found at www.smartire.com.

/s/ Robert Rudman

Robert Rudman

President and Chief Executive Officer

This news release may include statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Forward-looking statements in this release include, but are not limited to, the anticipated demand for tire monitoring technology, sales of SmarTire's products and technology to original equipment manufacturers, the size of the market, the impact and scope of the new United States legislation, and the technical uncertainty of future products. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include general factors such as insufficient investor interest in the Company's securities, the impact of competitive products and pricing and general economic conditions as they affect the Company's customers, and specific risks such as the uncertainty of the requirements demanded and timing specified by U.S. government, reliance on third party manufacturers to produce SmarTire products and technology, and, the Company's ability to source product components in a timely manner. Readers should also refer to the risk disclosures outlined in the Company's annual report of Form 10-KSB for the last completed fiscal year filed with the SEC.

4